UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2014

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2014, the Compensation Committee of the Board of Directors amended the Form of Non-Qualified Stock Option Award Agreement (“Stock Option Award”) and adopted the 2015 Form of Performance Stock Unit Award Agreement (“2015 PSU Award”).

Amendment of Form of Non-Qualified Stock Option Award Agreement

The Stock Option Award was amended to specify that (i) the exercise price of the option will be 100% of the closing price of the Company’s common stock on the grant date; (ii) the grant date of the option will be no earlier than the date on which the Board or Compensation Committee (or delegated committee for non-Section 16 officers) makes the determination granting such option (which may be a fixed future date); and (iii) notice of the option award to the grantee (which includes the number of options granted and their term) will be given no more than thirty days after the grant date.

The terms and conditions of the Stock Option Award generally provide:

Options Generally. An Option will represent the right to purchase a specified number of shares of Company Common Stock, par value $.01 per share. All Options will be non-qualified options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended.

Exercise Price of the Options. The price at which each share of Common Stock covered by a Stock Option Award may be purchased shall be equal to the closing price of the Company’s common stock on the date the Options are granted.

Term and Exercisability of Options. The term and exercisability of the Options will be determined by the Board or Compensation Committee (or a delegated committee for non-Section 16 officers).

Time for Exercise of the Options. If the Options are exercisable, the grantee can generally exercise the Options at any time prior to the expiration of the term. If the employee’s employment with the Company is terminated, his or her ability to exercise the Options depends on the nature of the termination as follows:

(a) Terminated by reason of discharge or voluntarily quit – the employee may exercise his or her Option within three months after such termination, but (i) only to the extent the Option was exercisable on the termination date; and (ii) not later than the expiration date;

(b) Terminated due to retirement – the retired employee’s Option will continue to vest and may be exercised until three years and six months after the retirement date, but not later than the expiration date; (retirement date generally means when the employee voluntarily quits on or after age 65, or on or after age 55 if he or she had at least 20 years of service with the Company);

(c) Terminated due to disability – the employee may exercise the Option within two years of such termination, but (i) only to the extent the Option was exercisable on the termination date; and (ii) not later than the expiration date;

(d) Terminated by reason of death – if the employee dies in the post-termination period in (a), (b) or (c) above or while employed, the employee’s designated beneficiary (or if no beneficiary has been designated, the personal representative or heir) may exercise the Option within one year after the date of death, but (i) only to the extent the Option was exercisable on the date of death; and (ii) not later than the expiration date; and

(e) Terminated “for cause” – the employee’s interest in the Option will terminate immediately.

Payment of Exercise Price for Options. Payment of the exercise price for an Option may be made either: (i) in cash (cashier’s check, bank draft, or money order); (ii) by delivering or attesting to ownership of Company stock owned by the employee having a fair market value equal to the exercise price; or (iii) by a combination of cash and Company stock.

Non-Transferability of Options. Options may not be transferred except by will or the laws of descent and distribution. However, the employee may file with the Company a written designation of beneficiary to exercise the Option in the event of death.

Tax Withholding for Exercise of Options. The Company may withhold from the Option shares any amount required to satisfy applicable tax laws. Alternatively, the Company may require the employee to settle the tax liability in cash.

Non-Competition Covenant. For two years after the exercise of the Option, the employee agrees (i) not to engage in any competitive activity; (ii) not to solicit business from any customer of the Company relating to the competitive activity; and (iii) not to influence any other employee of the Company to terminate his employment relationship with the Company. If the employee violates this provision, he is obligated to pay to the Company any gain realized on the exercise of the Option.

No Rights as Shareholder. An employee will have no rights as a shareholder with respect to the underlying shares covered by Option until the underlying shares are issued to him.

Anti-Dilution. In the event of a stock dividend, stock split, merger, consolidation or other recapitalization of the Company affecting the number of outstanding shares of Company common stock, the number of Options and exercise price will be appropriately adjusted.

Other than the above referenced amendments, the Stock Option Award is substantially similar to the Form of Non-Qualified Stock Option Award filed December 2, 2010 as Exhibit 4.3 to the Company’s Registration Statement on Form S-8. The foregoing is only a summary of certain terms and conditions of, and the amendments to, the Form of Non-Qualified Stock Option Award Agreement and is qualified in its entirety by reference to the form which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Adoption of the 2015 Form of Performance Stock Unit Award Agreement

The 2015 awards are expected to be granted under the Company’s Flexible Stock Plan, amended and restated, effective May 10, 2012, filed March 30, 2012 as Appendix A to the Company’s Definitive Proxy Statement for the Annual Meeting of Shareholders.

The 2015 PSU Award is attached hereto as Exhibit 10.2 and incorporated by reference herein. The terms and conditions of the 2015 PSU Award are substantially similar to the prior form of award, which was filed as the 2011 Form of Performance Stock Unit Award Agreement on January 6, 2011 as Exhibit 10.1 to the Company’s Form 8-K, except that the Committee:

(i) among other revisions, revised the vesting terms of the 2015 PSU Award to provide that if the executive’s termination of employment during the Performance Period is due to Retirement, death, or Disability (as defined in the 2015 PSU Award), the executive will receive a pro rata number of shares following the end of the Performance Period which are prorated for the number of days during the Performance Period prior to his or her termination. Under the 2011 form, the executive will receive a pro rata number of shares following the end of the Performance Period which are prorated for each full calendar year prior to the date of termination; and

(ii) added a claw back provision which provides that if, within 24 months after a PSU Award is paid, the Company is required to restate previously reported financial results, the Committee will require all PSU Award recipients to repay any amounts paid in excess of the amounts that would have been paid based on the restated financial results. In addition, the Committee may require repayment of the entire PSU Award from any PSU Award recipient determined, in its discretion, to be personally responsible for gross misconduct or fraud that caused the need for the restatement.

The 2015 PSU Awards will vest at the end of a 3-year performance period, beginning January 1, 2015 and ending December 31, 2017 (“Performance Period”), based upon the Company’s Total Shareholder Return (“TSR”) compared to a peer group consisting of all the companies in the Industrial, Consumer Discretionary and Materials sectors of the S&P 500 and S&P 400. TSR is calculated as (Stock Price at End of Period – Stock Price at Beginning of Period + Reinvested Dividends) / Stock Price at Beginning of Period. At the beginning of the Performance Period, the executive is granted a base award of a certain number of PSUs. The 2015 PSU Awards will pay out at a percentage of the base award depending on the Company’s TSR rank within the peer group at the end of the Performance Period. The payout percentage ranges from 0% for performance below the 25th percentile to 175% for performance at or above the 75th percentile, as illustrated below.

PAYOUT SCHEDULE

Percentile Rank of L&P TSR	Payout% of the Base Award
25%	25%
30%	35%
35%	45%
40%	55%
45%	65%
50%	75%
55%	95%
60%	115%
65%	135%
70%	155%
75%	175%

Payouts will be interpolated for percentile ranks falling between the levels shown.

Thirty-five percent (35%) of the vested 2015 PSU Award will be paid out in cash and the Company intends to pay out the remaining sixty-five percent (65%) in shares of the Company’s common stock, although the Company reserves the right to pay up to one hundred percent (100%) in cash. The awards will be paid following the end of the Performance Period. Cash will be paid equal to the number of vested PSUs multiplied by the closing market price of Company common stock on the last business day of the Performance Period. Shares will be issued on a one-to-one basis for vested PSUs. The amount of cash paid and number of shares issued will be reduced for applicable tax withholding. PSUs may not be transferred, assigned or pledged, and have no voting or dividend rights.

Under certain circumstances, if a change in control of the Company occurs and the executive’s employment is terminated, the 2015 PSU Award vests and the executive will receive a 175% payout. The 2015 PSU Award contains a non-competition covenant for two years after payout, where, if violated, the executive must repay to the Company any gain from the award.

The foregoing is only a summary of certain terms and conditions of the 2015 PSU Award and is qualified in its entirety by reference to the 2015 PSU Award. All future awards of PSUs are expected to be made pursuant to the form of 2015 PSU Award. If the terms and conditions of future grants are materially changed, the Company will make a subsequent filing of the updated form at that time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Form of Non-Qualified Stock Option Award Agreement

10.2*	2015 Form of Performance Stock Unit Award Agreement

10.3	Flexible Stock Plan, amended and restated, effective as of May 10, 2012, filed March 30, 2012 as Appendix A to the Company’s Proxy Statement, is incorporated by reference. (SEC File No. 001-07845)

*	Filed with this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: November 4, 2014	By:	/s/ JOHN G. MOORE
John G. Moore
Senior Vice President – Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Form of Non-Qualified Stock Option Award Agreement

10.2*	2015 Form of Performance Stock Unit Award Agreement

10.3	Flexible Stock Plan, amended and restated, effective as of May 10, 2012, filed March 30, 2012 as Appendix A to the Company’s Proxy Statement, is incorporated by reference. (SEC File No. 001-07845)

*	Filed with this Form 8-K